EXHIBIT 99.1

CONTACTS:
Mintie Das
iNTELEFILM(sm) Corporation
612.925.8895
mdas@intelefilm.com


For Immediate Release

           BRIAN KENNER, STREAMING MEDIA PIONEER, TO LEAD webADTV.com
                                 ADVISORY BOARD

    INTERVU FOUNDER & CTO TO HELP GUIDE STARTUP OF ADVERTISING
    AGENCIES SERVICES PORTAL

         MINNEAPOLIS, February 29, 2000--- iNTELEFILM(sm) Corporation (Nasdaq:
FILM), announced today that Mr. Brian Kenner agreed to act on the Board of Advisors for webADTV.com, Inc ("webADTV"), iNTELEFILM's wholly-owned subsidiary. webADTV is being developed as a unique business to business portal servicing global advertising agencies and their clients. webADTV is based upon the web enabled video archiving and retrieval service, inteleSource.org recently created in partnership with AT&T and Excalibur Technologies (Nasdaq: EXCA).
         Mr. Kenner, who is Vice President and Chief Technology Officer of INTERVU, is considered to be an expert in the internet community and maintains expertise in the streaming of video and multimedia over the internet as well as related multimedia management systems, videocentric banner advertising, encoding services and distributed network architectures. James Gilbertson, webADTV President and CEO, stated "Brian Kenner's proven vision of distributed network architectures and in-depth knowledge of streaming media services such as webADTV will provide a highly valuable resource as we move quickly to build webADTV into the premiere business web address for global advertising agencies and their clients."
         "iNTELEFILM, a leader in broadcast television commercials, is uniquely poised to capture


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the business to business opportunity in the advertising services sector. I look forward to helping iNTELEFILM create the technology platform designed to provide reliable and easy access to video assets and high-demand creative, production and account service transactions through webADTV", stated Mr. Kenner.

ABOUT intelesource.org
         intelesource.org is a web-based digitized video storage and retrieval service designed exclusively for use by global advertising agencies and their clients. Utilizing Excalibur Screening Room architectures powered by AT&T Labs technology, intelesource encodes television commercials with specific searchable criteria such as ISCI codes, clients, products, directors, producers and creatives, empowering agencies and their clients to more efficiently manage and retrieve assets form their extensive video libraries. intelesource.org was developed and is being marketed in partnership with The Source Maythenyi (The Source), which has provided both text-base and video information services to major advertising agencies for more than 10 years.

ABOUT AT&T
         AT&T Corp. is the world's premier communications and information services company, serving more than 90 million customers, including consumers, businesses and government. The company has annual revenues of more than $52 billion and 130,000 employees. It runs the world's largest, most sophisticated communications network and is the leading provider of long-distance, wireless services and direct Internet access. AT&T operates in more than 200 countries around the world.




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ABOUT EXCALIBUR TECHNOLOGIES CORPORATION
         Founded in 1980, Excalibur Technologies Corporation (Nasdaq:EXCA) is the pioneer of innovative Knowledge Retrieval Software solutions that transform information into knowledge. Excalibur empowers people and enables organizations to quickly analyze, index, catalog, browse, access, search, retrieve and more easily share all enterprise knowledge assets, be they paper, text, images or video. The company is based in Vienna, VA. Contact Excalibur in North America at 800.788.7758

ABOUT iNTELEFILM
         iNTELEFILM(sm) Corporation, based in Minneapolis, is the leading source of services for the television commercial production industry, offering the most extensive production capability available in the United States and the exclusive services of established industry talent. iNTELEFILM intends to seek additional acquisitions to further broaden its offering of services with the objective of enhancing overall profit margins and leveraging its pool of talent and technical expertise to capitalize on the convergence of short-form video content and technologies of broadband Internet delivery systems. Individual companies managed under the iNTELEFILM umbrella include Chelsea Pictures, New York, Los Angeles and Sydney, Australia; Curious Pictures, New York and San Francisco; The End, Los Angeles, New York, and London, and Populuxe Pictures, New York. iNTELEFILM trades on the Nasdaq National Market under the symbol "FILM." Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on the company's Web site at http://www.intelefilm.com.





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Certain statements made in this press release of a non-historical nature constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1985. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the Company's Form 10KSB Report as filed for year ended December 31, 1998 with the Securities and Exchange Commission.


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